EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 13, 2015, relating to the consolidated financial statements of UCP, Inc. and subsidiaries appearing in the Annual Report on Form 10-K of UCP, Inc. for the year ended December 31, 2014, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

San Diego, California
June 8, 2015